UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2022, Heritage Commerce Corp (the “Company”) completed the issuance and sale (the “Offering”) of $40,000,000 in aggregate principal amount of 5.0% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”) pursuant to a Subordinated Note Purchase Agreement dated May 11, 2022 (the “Note Purchase Agreement”), by and among the Company and the purchasers named therein (the “Purchasers”). The Notes were offered and sold by the Company to the Purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and the provisions of Regulation D thereunder. The Company intends to use the proceeds from the private placement for general corporate purposes, including the redemption of its outstanding 5.25% Fixed-to-Floating Rate Subordinated Notes due 2027.

The Notes will mature on May 15, 2032. From and including May 15, 2022, to, but excluding, May 15, 2027 or the date of earlier redemption, the Company will pay interest on the Notes semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2022, at a fixed interest rate of 5.0% per annum. From and including May 15, 2027, to, but excluding, the maturity date or earlier redemption date (the “Floating Rate Period”), the Company will pay interest on the Notes at a floating interest rate. The floating interest rate will be reset quarterly, and the interest rate for any Floating Rate Period shall be equal to the then-current Three-Month Term SOFR (as defined in the Notes) plus 227 basis points on the determination date. Interest payable on the Notes during the Floating Rate Period will be paid quarterly in arrears on February 15, May 15, August 15 and November 15, of each year, commencing on August 15, 2027. Notwithstanding the foregoing, in the event that the benchmark rate is less than zero, the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part on or after May 15, 2027, or (ii) in whole, but not in part, upon the occurrence of a “Tier 2 Capital Event,” a “Tax Event,” or “Investment Company Event” (each as defined in the Notes). The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued, but unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of any and all required federal and state regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations. The Notes are not subject to redemption at the option of the holders.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes. The Notes provide that holders of the Notes may accelerate payment of indebtedness only upon the Company’s bankruptcy, insolvency, reorganization, receivership or other similar proceedings.

The Notes are general unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Notes), including all of its general creditors. The Notes will be equal in right of payment with any of the Company’s existing and future subordinated indebtedness.

The Note Purchase Agreement contains certain customary representations, warranties, and covenants made by each of the Company and the Purchasers. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are the obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries including Heritage Bank of Commerce. The Notes are designed to qualify initially as Tier 2 capital for the Company for regulatory capital purposes.

Wilmington Trust, National Association, is the paying agent, registrar and authenticating agent for the Notes.

The foregoing descriptions of the Note Purchase Agreements and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of the Note Purchase Agreement and the form of Note, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Keefe, Bruyette & Woods, A Stifel Company, and PNC FIG Advisory, part of PNC Capital Markets LLC acted as co-placement agents for the Offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 13, 2022, the Company will notify the holders of its $40,000,000 in aggregate principal amount of 5.25% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “2027 Notes”) that the Company has elected to redeem, in whole, the outstanding 2027 Notes on June 1, 2022 (the “Redemption Date”). The notice to the 2027 Note holders will be given on the Company’s behalf by Wilmington Trust, National Association, as Trustee (“Trustee”) for the 2027 Notes. Each 2027 Note will be redeemed pursuant to the terms of the Subordinated Indenture, as supplemented by the First Supplemental Indenture, each dated as of May 26, 2017, between the Company and the Trustee, at the redemption price of 100% of its principal amount, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”). The Company will pay the Redemption Price to each 2027 Note holder upon presentment and surrender of the 2027 Notes to the Trustee, who is acting as the Company’s paying agent in connection with the redemption.

The 2027 Notes are unsecured, subordinated debt obligations and mature on June 1, 2027. From and including the date of issuance to, but excluding June 1, 2022, the 2027 Notes bear interest at an initial rate of 5.25% per annum. If not redeemed by the Company on June 1, 2022, the 2027 Notes would bear interest from and including June 1, 2022 to, but excluding the maturity date or earlier redemption, at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination plus a spread of 3.365% payable quarterly in arrears on March 1, June 1, September 1 and December 1 each year commencing on September 1, 2022; provided, however, that in the event three-month LIBOR is less than zero, then three-month LIBOR would be deemed to be zero.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.04 of the Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 11, 2022, the Company issued a press release announcing the completion of the Subordinated Notes offering, which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
4.1	Form of 5.0% Fixed-to-Floating Rate Subordinated Note due 2032.
10.1	Form of Subordinated Note Purchase Agreement, dated May 11, 2022, by and among Heritage Commerce Corp and the Purchasers named therein.
99.1	Press Release, dated May 11, 2022, entitled “Heritage Commerce Corp Announces Completion of Subordinated Notes Offering.”
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2022

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and Chief Financial Officer